Exhibit 10.4

AMBIT BIOSCIENCES CORPORATION

2011 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 30, 2010

APPROVED BY THE STOCKHOLDERS: [                    ]

1. GENERAL.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate [            ] shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year, commencing in [            ] and ending on (and including) January 1, [            ], in an amount equal to the lesser of (i) [__]% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) [            ] shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering

(consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of

Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than 12 months and the Purchase Date shall in no event be more than 27 months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and

Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

14. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the state of California without resort to that state’s conflicts of laws rules.

15. DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Ambit Biosciences Corporation, a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last trading day prior to the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the last trading day prior to the date of determination, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A of the Code.

(iii) Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(o) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t) “Plan” means this Ambit Biosciences Corporation 2011 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

AMBIT BIOSCIENCES CORPORATION

2011 EMPLOYEE STOCK PURCHASE PLAN

OFFERING DOCUMENT

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 30, 2010

In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Ambit Biosciences Corporation 2011 Employee Stock Purchase Plan.

1. GRANT; OFFERING DATE.

(a) The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document.

(b) The first Offering hereunder (the “Initial Offering”) shall begin on the IPO Date and shall end approximately 24 months following the commencement of the Initial Offering, unless terminated earlier as provided below. The Initial Offering shall consist of four Purchase Periods, approximately six months in length ending on or about [            ] and [            ] each year with the first Purchase Period ending on [            ], the second Purchase Period ending on [            ], the third Purchase Period ending on [            ], and the fourth Purchase Period ending on [            ].

(c) After the Initial Offering ends, a new Offering shall automatically begin over the term of the Plan on the day after the last Purchase Date of the immediately preceding Offering, and each new Offering shall be approximately 24 months in duration. Each Offering shall consist of four Purchase Periods approximately six months in length ending on or about [            ] and [            ] each year. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be.

(d) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

(e) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

(f) Notwithstanding anything in this Section 1 to the contrary, if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then that Offering shall terminate immediately following the purchase of shares of Common Stock on such Purchase Date. Participants in the terminated Offering automatically shall be

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enrolled in the Offering that commences immediately after such Purchase Date. Thereafter, notwithstanding the provisions of Section 1(c) above, instead of a new Offering commencing pursuant to Section 1(c), a new Offering shall begin on the 24-month anniversary of the new Offering that commences pursuant to this Section 1(f) and every 24 months thereafter, and each such Offering shall end on the day prior to the 24-month anniversary of its Offering Date. It is intended that Sections 1(c) and 1(f) shall operate so that only one Offering shall be outstanding at any time under the Plan, and that at all times one Offering shall be outstanding under the Plan.

2. ELIGIBLE EMPLOYEES.

(a) Each Eligible Employee, who has been an Employee for a continuous period of at least 10 days ending on the Offering Date of an Offering hereunder is either (i) an employee of the Company or (ii) an employee of a Related Corporation incorporated in the United States or (iii) an employee of a Related Corporation that is not incorporated in the United States (provided that the Board or Committee has designated the employees of such Related Corporation as eligible to participate in the Offering) shall be granted a Purchase Right on the Offering Date of such Offering.

(b) Each person who, during the course of an Offering, first becomes an Eligible Employee prior to the commencement of the last Purchase Period under the Offering shall, on the first Trading Day of the first Purchase Period that commences after such person becomes an Eligible Employee, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering; provided, however, that such Eligible Employee submits the necessary enrollment paperwork required by the Company on or before such date. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right except for the application of the provision of Section 1(f) above (the application of which shall be determined only by using the Offering Date of the ongoing Offering that is the first day of the Offering), including determination of the exercise price of such Purchase Right; and

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering.

(c) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering:

(i) Employees whose customary employment is 20 hours per week or less or five months per calendar year or less;

(ii) 5% stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 5(c) of the Plan; or

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(iii) Employees in jurisdictions outside of the United States, if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.

3. PURCHASE RIGHTS.

(a) Subject to the limitations herein and in the Plan, a Participant’s Purchase Right shall permit the purchase of the number of shares of Common Stock purchasable with up to 15% of such Participant’s Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than 15% of such Participant’s Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as employee stock purchase plans under Section 423 of the Code.

(b) For Offerings hereunder, “Earnings” means the base compensation paid to a Participant, including all salary, wages (including amounts elected to be deferred by such Participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding all of the following: all overtime pay, commissions, bonuses, and other remuneration paid directly to such Participant, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options and other equity awards, contributions made by the Company or a Related Corporation under any employee benefit plan, and other similar items of compensation.

(c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, and pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan and any other such Company or Related Corporation Employee Stock Purchase Plan.

(d) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date, rounded down to the nearest whole share. If the aggregate number of shares of Common Stock to be purchased upon the exercise of

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all outstanding Purchase Rights on a single Purchase Date would exceed the number of shares of Common Stock remaining available under the Plan, the Board shall make a pro rata (based on each Participant’s accumulated earnings contributions) allocation, on the applicable Purchase Date, of the shares available in a uniform or equitable manner. Any Contributions not applied to the purchase of available shares of Common Stock shall be refunded to the Participants without interest.

(e) Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased on any single Purchase Date by any one Eligible Employee during any Offering shall not exceed [            ] shares.

(f) Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased on any single Purchase Date by all Eligible Employees during any Offering shall not exceed [            ] shares.

(g) If the number of shares of Common Stock to be purchased upon the exercise of all outstanding Purchase Rights on a single Purchase Date would exceed any of the foregoing limits, the Board shall make a pro rata (based on each Participant’s accumulated earnings contributions) allocation, on the applicable Purchase Date, of the shares available in a uniform or equitable manner. Any Contributions not applied to the purchase of available shares of Common Stock shall be refunded to the Participants without interest.

4. PURCHASE PRICE.

The purchase price of shares of Common Stock under an Offering shall be the lesser of: (i) 85% of the Fair Market Value of such shares of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of such shares of Common Stock on the applicable Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the Fair Market Value of the shares of Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

5. PARTICIPATION.

(a) An Eligible Employee may elect to participate in an Offering to be effective on the Offering Date. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company at least ten days prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of 1% and a maximum percentage of 15%. Except as provided in Section 5(g), a Participant may participate only by way of payroll deductions.

(b) A Participant may increase or decrease his or her participation level at any time with such change to be effective commencing as of the next Offering. Any such increase or decrease in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten day

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period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the next Offering Date for which it is to be effective. A Participant may also increase or decrease his or her participation level to be effective in a subsequent Purchase Period of an ongoing Offering in accordance with procedures established by the Company.

(c) A Participant may increase his or her participation level twice during an Offering. In addition, a Participant may decrease (including a decrease to 0%) his or her participation level no more than once during an Offering. Any such change in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the payroll date for which it is to be effective and such change will become effective as soon as administratively practicable following the Company’s receipt of the notice. Any Participant who has not increased his or her payroll deduction level from 0% to at least 1% by the time proscribed before the start of a new Offering shall be deemed to have withdrawn from the Plan effective as of, respectively, the first day of that new Offering.

(d) A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant on any prior Purchase Date) without interest, at any time prior to the end of the Offering, excluding only each ten day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Related Corporation in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

(e) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the shares reserved under the Plan that are subject to the Offering has been filed by the Company and has become effective. If the provisions of this Section are applicable, the Company shall establish such procedures as will enable the purposes of the Plan to be satisfied while complying with applicable securities laws. Such procedures may include, for example, allowing Participants to participate other than by means of payroll deduction and/or allowing Participants to increase their level of participation during a Purchase Period.

(f) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, the Company may determine in its sole discretion at any time, including at any time following the commencement of an Offering or Purchase Period, that it will no longer accept Participant requests to increase participation levels during such Offering or Purchase Period, as applicable.

(g) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, with respect to the Initial Offering only, each Eligible Employee

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who is employed on the Offering Date for the Initial Offering automatically shall be enrolled in the Initial Offering, with a Purchase Right to purchase up to the number of shares of Common Stock that are purchasable with 15% of the Eligible Employee’s Earnings, subject to the limitations set forth in Section 3(c)–3(f) above. Following the filing of an effective registration statement pursuant to a Form S-8, such Eligible Employee shall be provided a certain period of time, as determined by the Company in its sole discretion, within which to elect to authorize payroll deductions for the purchase of shares during the Initial Offering (which may be for a percentage that is less than 15% of the Eligible Employee’s Earnings, and will have a limited opportunity to make all or part of the contributions in a single lump sum cash payment for the purchase of such shares to the Company or a designated Related Corporation prior to the ten day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the first Purchase Date under the Initial Offering. To the extent that the Eligible Employee’s payroll deductions for such initial Purchase Period are less than 15% of the Eligible Employee’s Earnings paid to the Eligible Employee during the initial Purchase Period of the Offering, the Eligible Employee may make an additional cash payment at any time or prior to the ten day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the Purchase Date under the Initial Offering. If an Eligible Employee neither elects to authorize payroll deductions nor chooses to make a cash payment in accordance with the foregoing sentence, then the Eligible Employee shall not purchase any shares of Common Stock during the Initial Offering. In order to participate in any Offerings that follow the Initial Offering, an Eligible Employee must affirmatively enroll and authorize payroll deductions prior to the commencement of the Offering, in accordance with paragraph (a) above.

(h) Once an Eligible Employee affirmatively enrolls in an Offering and authorizes payroll deductions (including in connection with the Initial Offering), the Eligible Employee automatically shall be enrolled for all subsequent Offerings until he or she elects to withdraw from an Offering pursuant to Section 5(d) above, is deemed to have withdrawn pursuant to Section 5(c) above, or terminates his or her participation in the Plan (including through termination of employment).

6. PURCHASES.

Subject to the limitations contained herein, on each Purchase Date, each Participant’s Contributions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering.

7. NOTICES AND AGREEMENTS.

Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company (including documents delivered in electronic form, if authorized by the Committee), and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five days after deposit in the United States mail, postage prepaid.

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8. EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

9. CAPITALIZATION ADJUSTMENTS.

The limitations set forth in Section 3(e) and 3(f) shall be adjusted, as appropriate, to reflect Capitalization Adjustments.

10. OFFERING SUBJECT TO PLAN.

Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

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